UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2015
Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On April 1, 2015, Pennsylvania Real Estate Investment Trust (“we” or the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) disclosing the Company’s March 31, 2015 acquisition of Springfield Town Center in Springfield, Virginia (the “Property”) for consideration consisting of the following components (net of closing fees and expenses): (i) the assumption and immediate payoff of $263.8 million of indebtedness owed to affiliates of Vornado Realty L.P.; (ii) a $52.4 million cash payment in reimbursement of certain capital expenditures, such amount being net of certain adjustments, prorations and net credits, including $19.0 million for future tenant improvements and allowances; and (iii) 6,250,000 Class B common limited partnership units of PREIT Associates, which, based on the closing price per share of PREIT’s common shares on the New York Stock Exchange on March 31, 2015 of $23.23, had a closing date value of $145.2 million. Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company hereby amends the Initial Report to provide the historical financial statements and pro forma financial information required by Items 9.01(a) and (b). The Initial Report indicated that this information would be filed by amendment.

Item 9.01.  Financial Statements and Exhibits.
This Current Report on Form 8-K/A includes (i) the Summary of Revenue and Direct Expenses of the Property for the year ended December 31, 2014, pursuant to the requirements of Rule 3-14 of Regulation S-X, and (ii) unaudited pro forma financial statements for Pennsylvania Real Estate Investment Trust that give effect to the acquisition of the Property and the way the Company financed the acquisition, as if the transaction had occurred on December 31, 2014 for pro forma balance sheet purposes, and January 1, 2014 for pro forma statement of operations purposes.
The historical and pro forma financial information is not necessarily indicative of the expected financial position or results of our operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of properties, changes in interest rates, changes in our capital structure, changes in property-level operating expenses, changes in property-level revenue, including rents expected to be received on our existing leases or leases that we may enter into during and after 2015, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the historical and unaudited pro forma consolidated financial statements, and such differences could be significant. Neither we nor our affiliates are related to the seller of the Property. The historical financial statement listed in Item 9.01(a) presents the results of the Property in 2014 both while it was being redeveloped and after it was placed in service in October 2014 and excludes, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which we expect may not be comparable to our expected future operations. The pro forma statement of operations is presented assuming that the Property was purchased on January 1, 2014 and placed in service in October 2014. In deciding to purchase the Property (which was already under redevelopment), we considered its prospective revenue sources, including those that have been affected, and are expected to be affected in the future, by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for retail properties. We also considered the Property’s prospective expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which might be recovered from tenants. Changes in these factors, or other factors described in the notes to the pro forma financial statements provided below, will cause future operating results to differ from the historical and pro forma

1

operating results presented, but at this time we do not know and cannot accurately predict what those changes and their financial consequences will be.

(a) Financial Statements of Business Acquired
Description

Springfield Town Center
Independent Auditors' Report
Summary of Revenue and Direct Expenses for the year ended December 31, 2014
Notes to the Summary of Revenue and Direct Expenses for the year ended December 31, 2014

(b) Pro Forma Financial Information
Description

Pro Forma Consolidated Balance Sheet as of December 31, 2014 (unaudited)

Notes to the Pro Forma Consolidated Balance Sheet as of December 31, 2014 (unaudited)

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 (unaudited)

Notes to the Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014
(unaudited)

(d) Exhibit

Exhibit Number	Description
23.1	Consent of Deloitte & Touche LLP

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
By:     /s/ Bruce Goldman
Name: Bruce Goldman
Title: Executive Vice President and General Counsel
Date: April 27, 2015

3

Exhibit Index

Exhibit Number	Description
23.1	Consent of Deloitte & Touche LLP

4

Financial Statements of Business Acquired

Description	Page
Springfield Town Center

Independent Auditors' Report	F- 2

Summary of Revenue and Direct Expenses for the year ended December 31, 2014	F- 3

Notes to the Summary of Revenue and Direct Expenses for the year ended December 31, 2014	F- 4

INDEPENDENT AUDITORS' REPORT
To the Board of Trustees
Pennsylvania Real Estate Investment Trust
Philadelphia, Pennsylvania

We have audited the accompanying Summary of Revenue and Direct Expenses of Springfield Town Center (the “Property”) for the year ended December 31, 2014 and the related notes (the “Financial Statement”).
Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Property's preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenue and direct expenses described in Note 2 of the Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 2 to the Financial Statement, which describes that the accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.
/s/ Deloitte & Touche LLP
New York, NY
April 27, 2015

SPRINGFIELD TOWN CENTER

Summary of Revenue
and Direct Expenses

(In thousands of dollars)
Year Ended December 31, 2014
Revenue

Base rent	$4,927
Expense reimbursements	1,229
Other real estate revenue	582
Total revenue	6,738

Direct expenses

CAM and real estate taxes	5,604
Utilities	27
Ground rent expense	560
Other	85
Total direct expenses	6,276

Excess of revenue over direct expenses	$462

See accompanying notes to the summary of revenue and direct expenses.

SPRINGFIELD TOWN CENTER

Notes to the Summary of Revenue and Direct Expenses

(In thousands of dollars)

(1) Business

Springfield Town Center (the "Property") is located in Springfield, Virginia. The Property has approximately 1,383,000 square feet (unaudited) of gross leasable area of retail space and was approximately 74% occupied (landlord-owned space only, unaudited) at December 31, 2014. Pennsylvania Real Estate Investment Trust (“PREIT”), through its operating partnership and wholly owned subsidiary, PREIT Associates, L.P. ("PALP"), acquired the Property on March 31, 2015 from Franconia Two, L.P. and Vornado Realty L.P. for aggregate consideration, in cash and in 6,250,000 units of limited partnership interest in PALP, of approximately $485,000. The sellers of the Property are also entitled to receive additional consideration based on certain performance measures (“Earnout”). The amount payable under the Earnout, if any, will be calculated as of the third anniversary of the acquisition date.

(2) Basis of Presentation

The Summary of Revenue and Direct Expenses ("Financial Statement") has been prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission ("SEC") Regulation S-X promulgated under the Securities Act of 1933, as amended, and is not intended to be a complete presentation of the Property's revenue and expenses. The Financial Statement has been prepared on the accrual basis of accounting, which requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenue

The prior owner of the Property redeveloped it, and for the purposes of the Financial Statement, it was deemed to have been placed into service on October 17, 2014. The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. In addition to base rent, certain lease agreements contain provisions that require the tenants to reimburse a fixed or pro rata share of certain common area maintenance costs, real estate taxes and utilities. Revenue related to these reimbursed expenses is recognized on a gross basis as the Property is generally the primary obligor. Furthermore, the revenue is recorded in the period the applicable expenses are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property records rent on a straight line basis, which means that the monthly base rent according to the terms of the lease is adjusted so that an average monthly rent is recorded for each tenant over the term of its lease. Related adjustments affected base rental income by $956 for the year ended December 31, 2014. Minimum rents to be received from retail tenants under operating leases, with remaining lease terms extending through 2029, as of December 31, 2014, are as follows:

Year	Amount
2015	$9,590
2016	9,802
2017	9,609
2018	9,609
2019	9,588
Thereafter	53,034
$101,232

SPRINGFIELD TOWN CENTER

Notes to the Summary of Revenue and Direct Expenses

(In thousands of dollars)

(4) Direct Expenses

Direct expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Repair and maintenance expenses are charged to operations as incurred. Expenses such as depreciation, amortization, management fees and professional fees are excluded from the Financial Statement.

(5) Commitments and Contingencies

Litigation

The Property may be subject to legal claims in the ordinary course of business. PREIT is not aware of any pending legal proceedings of which it is reasonably possible that the outcome could have a material effect on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the owner of the Property may be potentially liable for costs and damages related to environmental matters. PREIT has not been notified by any governmental authority of any noncompliance, liability, or other claim. PREIT is not aware of any other environmental matters of which it believes it is reasonably possible that the outcome could have a material effect on the Property’s results of operations.

(6) Subsequent Events

Subsequent to December 31, 2014 and through April 27, 2015, the date through which management evaluated subsequent events and on which date the Financial Statement was available to be issued, management did not identify any subsequent events requiring additional disclosure.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Introduction to Pro Forma Financial Statements

The following unaudited pro forma consolidated balance sheet as of December 31, 2014 reflects the financial position of Pennsylvania Real Estate Investment Trust (“we,” “PREIT” or the “Company”) as if the acquisition and related financing described in the notes to the unaudited pro forma consolidated balance sheet were completed on December 31, 2014.

The unaudited pro forma statement of operations for the year ended December 31, 2014 presents the results of operations as if the transactions described in the notes to the unaudited pro forma consolidated statement of operations were completed on January 1, 2014.

These unaudited pro forma consolidated financial statements should be read together with our financial statements for the year ended December 31, 2014 and the notes thereto included in our Annual Report on Form 10-K filed on February 23, 2015 with the Securities and Exchange Commission, and the Financial Statement and notes thereto included in Item 9.01(a) of this Current Report on Form 8-K.

These unaudited pro forma consolidated financial statements are provided for informational purposes only. Our results of operations may be significantly different than what is presented in these unaudited pro forma consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to these unaudited pro forma consolidated financial statements in all material respects have been included.

The allocation of the purchase price of the property acquisition described in the notes to the unaudited pro forma consolidated financial statements and reflected in the unaudited pro forma consolidated financial statements is based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to these assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma consolidated financial statements.

These unaudited pro forma consolidated financial statements are not necessarily indicative of what our results of operations would have been for the period shown or will be for any future period. Differences could result from numerous factors, including future changes in our portfolio of properties, changes in interest rates, changes in our capital structure, changes in property-level operating expenses, changes in property-level revenue, including rents expected to be received pursuant to our existing leases or leases that we may enter into during and after 2015, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma consolidated financial statements, and such differences may be significant.

The pro forma adjustments are preliminary and are subject to change as additional information becomes available and additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma consolidated financial statements presented below. PREIT estimated the fair value of the assets and liabilities of Springfield Town Center (the “Property”) based on discussions with the seller, preliminary valuation studies, due diligence and information presented in the seller’s public filings. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuation will result in adjustments to the pro forma balance sheet and/or statement of operations. The final purchase accounting may be different than that reflected in the pro forma purchase accounting presented herein, and these differences may be material.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Pro Forma Consolidated Balance Sheet (Unaudited)
December 31, 2014
(Unaudited)
(In thousands, except per share amounts)	Historical (A)	Pro Forma Adjustments (B)	Pro Forma
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,216,231	$469,315	$3,685,546
Construction in progress	60,452	—	60,452
Land held for development	8,721	—	8,721
Total investments in real estate	3,285,404	469,315	3,754,719
Accumulated depreciation	(1,061,051)	—	(1,061,051)
Net investments in real estate	2,224,353	469,315	2,693,668
INVESTMENTS IN PARTNERSHIPS, at equity	140,882	—	140,882
OTHER ASSETS:			—
Cash and cash equivalents	40,433		40,433
Tenant and other receivables (net of allowance for doubtful accounts of $11,929 (historical) at December 31, 2014)	40,566		40,566
Intangible assets (net of accumulated amortization of $11,873 (historical) at December 31, 2014)	6,452	17,942	24,394
Deferred costs and other assets	87,017	2,182	89,199
Total assets	$2,539,703	$489,439	$3,029,142
LIABILITIES:
Mortgage loans payable	$1,407,947	$—	$1,407,947
Term Loans	130,000	120,000	250,000
Revolving Facility	—	196,000	196,000
Tenants' deposits and deferred rent	15,541	—	15,541
Distributions in excess of partnership investments	65,956	—	65,956
Fair value of derivative instruments	2,490	—	2,490
Accrued expenses and other liabilities	73,032	28,251	101,283
Total liabilities	1,694,966	344,251	2,039,217
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series A Preferred Shares, $0.01 par value per share; 25,000 shares authorized; 4,600 shares issued and outstanding at December 31, 2014; liquidation preference of $115,000	$46	$—	$46
Series B Preferred Shares, $0.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding at December 31, 2014; liquidation preference of $86,250	35	—	35
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; issued and outstanding 68,801 shares at December 31, 2014	68,801	—	68,801
Capital contributed in excess of par	1,474,183	—	1,474,183
Accumulated other comprehensive loss	(6,002)	—	(6,002)
Distributions in excess of net income	(721,605)	—	(721,605)
Total equity- Pennsylvania Real Estate Investment Trust	815,458	—	815,458
Noncontrolling interest	29,279	145,188	174,467
Total equity	844,737	145,188	989,925
Total liabilities and equity	$2,539,703	$489,439	$3,029,142
See accompanying notes to the unaudited Pro Forma Consolidated Balance Sheet

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Notes to the Pro Forma Consolidated Balance Sheet

December 31, 2014

(In thousands of dollars)

(Unaudited)

(A) The historical column represents PREIT’s Consolidated Balance Sheet as of December 31, 2014 as filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2014.

(B) The pro forma adjustments column includes adjustments related to our acquisition of Springfield Town Center (the “Property”) and related financing activities, which occurred after December 31, 2014. The preliminary allocation of the Property’s purchase price was as follows:

Land	$117,137
Building	315,423
Site improvements and other assets	36,755
Intangible assets (liabilities):
In-place lease intangible value	17,894
Above market lease value	48
Below market lease value	(347)
Above market ground lease value (as lessee)	(3,744)
Deferred costs and other assets	2,182
Accrued expenses and other liabilities	(24,160)

We allocate a portion of the purchase price of a property to intangible assets. Our methodology for this allocation includes estimating an “as-if vacant” fair value of the physical property, which is allocated to land, building and improvements. The difference between the purchase price and the “as-if vacant” fair value is allocated to intangible assets. There are three categories of intangible assets to be considered: (i) value of in-place leases, (ii) above- and below-market value of in-place leases, and (iii) customer relationship value.
The value of in-place leases is estimated based on the value associated with the costs avoided in originating leases comparable to the acquired in-place leases, as well as the value associated with lost rental revenue during the assumed lease-up period. The value of in-place leases is amortized as real estate amortization over the remaining lease term.
Above-market and below-market in-place lease values for acquired properties are recorded based on the present value of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases, and (ii) management’s estimates of fair market lease rates for comparable in-place leases, based on factors such as historical experience, recently executed transactions and specific property issues, measured over a period equal to the remaining non-cancelable term of the lease. Above-market lease values are amortized as a reduction of rental income over the remaining terms of the respective leases. Below-market lease values are amortized as an increase to rental income over the remaining terms of the respective leases, including any below-market optional renewal periods, and are included in “Accrued expenses and other liabilities” in the consolidated balance sheets.

The accrued expenses and other liabilities amount represents:

(1)
The estimated present value of the additional consideration (“Earnout”) that may be payable to the seller of the Property based on certain performance measures after closing, the present value of which was estimated to be $6,424. The actual amount payable, if any, of the Earnout will be calculated as of the third anniversary of the closing.

(2)	Tenant credits of $15,005 and the net amount of other working capital adjustments that were determined at closing of $2,731.

In connection with the acquisition of the Property, we borrowed $196,000 under our Revolving Facility and $120,000 under our Term Loans. We also issued 6,250,000 Class B common limited partnership units of PREIT Associates, L.P. (“PALP”) with a value of $145,188 as of the closing date of March 31, 2015.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2014
(Unaudited)
	Historical (A)	Pro Forma Adjustments		Pro Forma
(In thousands of dollars, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$278,896	$4,927	(B)	$283,823
Expense reimbursements	126,925	1,229	(B)	128,154
Percentage rent	5,124	—		5,124
Lease termination revenue	2,250	—		2,250
Other real estate revenue	13,401	582	(B)	13,983
Total real estate revenue	426,596	6,738		433,334
Other income	6,107	(264)	(C)	5,843
Total revenue	432,703	6,474		439,177
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(140,662)	(4,807)	(B)	(145,469)
Utilities	(23,993)	(27)	(B)	(24,020)
Other	(15,772)	(645)	(B)	(16,417)
Total property operating expenses	(180,427)	(5,479)		(185,906)
Depreciation and amortization	(144,304)	(5,268)	(D)	(149,572)
General and administrative expenses	(35,518)	—		(35,518)
Provision for employee separation expense	(4,961)	—		(4,961)
Acquisition costs and other expenses	(4,937)	—		(4,937)
Total operating expenses	(370,147)	(10,747)		(380,894)
Interest expense, net	(82,165)	(2,379)	(E)	(84,544)
Impairment of assets	(19,695)	—		(19,695)
Total expenses	(472,007)	(13,126)		(485,133)
Loss before equity in income of partnerships and gains on sales of real estate	(39,304)	(6,652)		(45,956)
Equity in income of partnerships	10,569	—		10,569
Gains on sales of interests in real estate, net	12,699	—		12,699
Gains on sales of non-operating real estate	1,774	—		1,774
Net loss	(14,262)	(6,652)		(20,914)
Less: net loss attributed to noncontrolling interest	432	1,845	(F)	2,277
Net loss attributable to PREIT	(13,830)	(4,807)		(18,637)
Less: preferred share dividends	(15,848)	—		(15,848)
Net loss attributable to PREIT common shareholders	$(29,678)	$(4,807)		$(34,485)

Net loss per share- basic and diluted	$(0.44)	$(0.07)		$(0.51)
Dividends declared per common share	$0.80			$0.80
See accompanying notes to the unaudited Pro Forma Consolidated Statement of Operations

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Notes to the Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2014

(In thousands of dollars)

(Unaudited)

(A) The historical column represents PREIT's Consolidated Statement of Operations for the year ended December 31, 2014 as filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2014.

(B) In general, pro forma adjustments represent the effect on the Company’s revenue and expense of the historical results of Springfield Town Center (the “Property”) as set forth in the Summary of Revenues and Direct Expenses (the “Financial Statement”) for the period from January 1, 2014 to December 31, 2014.  The historical results are derived from information provided by the seller of the Property. The historical ground rent expense of $560 and other expenses of $85 have been combined on the pro forma statement of operations adjustment of $645 in “other expenses.”

As noted in the Financial Statement, the prior owner of the Property redeveloped it, and for the purposes of the Financial Statement, it was deemed placed into service on October 17, 2014.

Historical CAM and real estate taxes of $5,604 have also been adjusted by $797 to reflect reduced real estate tax expense during the time period when the redevelopment was taking place, because such expenses would have been capitalized. Pro forma CAM and real estate tax expenses, net of this adjustment, are $4,807.

(C) The pro forma adjustment to other revenue represents the elimination of historical management and other fees received in connection with PREIT’s role as the manager of the Property, which PREIT will not receive as the owner of the Property.

(D) The pro forma adjustment to depreciation and amortization expense is computed using the straight-line method for the period that the assets were in service, based upon the preliminary purchase price allocation, and the following estimated useful lives:

Buildings: 30 years
Site improvements: 12 years

Tenant improvements and intangible assets and liabilities will be amortized on a straight-line basis over the lives of the related leases.

(E) The pro forma adjustment to interest expense was based on borrowings (i) under our Revolving Facility of $196,000 at an interest rate of 1.86%, (ii) under our 5-Year Term Loan of $50,000 at an interest rate of 1.61%, and (iii) under our 7-Year Term Loan of $70,000 at an interest rate of 2.11%. Interest costs would have been capitalized on a pro rata basis during the redevelopment period, which is reflected in the pro forma adjustment amount. An interest rate increase or decrease of 0.125% on the amounts borrowed in connection with the Property's acquisition would result in an increase or decrease, respectively, of pro forma net loss of $158 for the year ended December 31, 2014.

(F) The pro forma adjustment to noncontrolling interest represents the effect of the issuance to the seller, as part of the consideration for the purchase of the Property, of 6,250,000 Class B common limited partnership units of PREIT Associates, L.P.